UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Camino Del Rio North, Suite 1400 San Diego, CA 92108 (Address of principal executive offices) (zip code)

(619) 631-8261 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers.

Appointment of Mr. David Montoya to the Board of Directors of Ryvyl Inc.

On May 8, 2023, the Board of Directors (the “Board”) of Ryvyl Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed Mr. David Montoya as a director of the Company, effective that day, with his term expiring at the Company’s annual meeting of stockholders to be held in 2023. Mr. Montoya will serve as a member and the Chairperson of the Board’s Audit Committee, Compensation Committee, and Nominating Committee. Mr. Montoya qualifies as an audit committee financial expert as defined by Regulation S-K Item 407(d)(5).

Mr. Montoya, age 58, has been the legal and operations managing partner of Seaview Mezzanine Fund, LP since 2005, where he negotiates and reviews investments and private placements. Seaview is a private equity fund making debt and equity investments into lower and middle market companies. Mr. Montoya has been the Chief Executive Officer of Saugatuck Brands, Inc. since 2017. Saugatuck is a holding company with investments in a regulated industry in California. From 2001 to 2005, Mr. Montoya was an Of Counsel attorney at Breslow & Walker LLP, a law firm, where he advised private equity funds, public companies and private companies with respect to general corporate, M&A, real estate and tax matters. Prior to 2001, Mr. Montoya’s experience included working at the law firm Skadden Arps, Slate, Meagher & Flom and the accounting firm Ernst & Young. Mr. Montoya earned a BS in Finance from St John’s University, an MBA from Columbia University Graduate School of Business and a JD from New York University School of Law. Mr. Montoya is an active member of the New York State Bar Association.

Mr. Montoya will receive cash compensation in the amount of $5,000 per month as well as equity compensation in the form of shares of the Company’s common stock in an amount equal to $5,000 per month (“Equity Compensation”). The Equity Compensation shall be issued under the Company’s 2021 Restricted Stock Plan and shall have a six-month vesting. The Company will also provide and maintain a 10b5-1 trading plan (the “Plan”) for Mr. Montoya, which shall be implemented and offered within three weeks of his appointment. If such Plan is not in effect at the time each month that Mr. Montoya is granted equity (each monthly grant, an “Equity Grant”), then the Company will compensate Mr. Montoya, within three (3) business days of an such Equity Grant, with an additional cash payment in an amount equal to $3,500 (each, a “Grant Tax Payment”) until such date that the Plan is made available to Montoya. Additionally, on the date that any such Equity Grant vests (each, a “Vesting Date”), if the Grant Tax Payment is not at least fifty percent (50%) of the fair market value of any Equity Grant on any Vesting Date (each, a “FMV Grant Value”) then the Company, within three (3) business days of any Vesting Date, shall pay Mr. Montoya the difference between (i) the FMV Grant Value and (ii) the Grant Tax Payment. In no event shall the Company have any claim or right against Mr. Montoya if the Grant Tax Payment exceeds the FMV Grant Value (each, a “Negative Payment”); provided, further, the Company waives, now and in the future, any claims, losses, expenses, or other similar rights to any Negative Payments.

From time to time, Mr. Montoya may receive additional compensation in the form of cash and/or equity awards pursuant to the Company’s 2021 Restricted Stock Plan.

The Board affirmatively determined that Mr. Montoya qualifies as an independent director under the Company’s independence standards and the applicable rules of the Nasdaq Capital Market and the Securities and Exchange Commission. There are no arrangements or understandings between Mr. Montoya and any other persons pursuant to which Mr. Montoya was selected as a director. There are no relationships or transactions in which Mr. Montoya has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL INC.

Date: May 12, 2023	By:	/s/ Ben Errez
Ben Errez
Chairman and Executive Vice President